PNA GROUP, INC.
10 3/4% Senior Notes due 2016

FOURTH SUPPLEMENTAL INDENTURE
Dated as of August 1, 2008
with respect to
INDENTURE
Dated as of August 15, 2006

THE BANK OF NEW YORK MELLON, as Trustee

FOURTH SUPPLEMENTAL INDENTURE
     FOURTH SUPPLEMENTAL INDENTURE dated as of August 1, 2008 (this “Fourth Supplemental Indenture”) by and among PNA Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors (as that term is defined in the Indenture) and The Bank of New York Mellon, a New York banking association, as trustee (the “Trustee”) under the Indenture (as hereinafter defined).
RECITALS OF THE COMPANY
     WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 15, 2006, providing for the issuance of the Company’s 103/4% Senior Notes due 2016 (the “Notes”), initially in the aggregate principal amount of $250,000,000.
     WHEREAS, pursuant to and in accordance with Section 9.2 of the Indenture, Reliance Steel & Aluminum Co. (“Reliance”), the parent corporation of the Company, has obtained on behalf of the Company, on or prior to the date hereof, the consent of the Holders of the Notes representing not less than a majority in aggregate principal amount of the outstanding Notes to the amendments to the Indenture set forth in this Fourth Supplemental Indenture.
     WHEREAS, Reliance has solicited the consents of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 1, 2008 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, together with the Statement, the “Offer”), to the proposed amendments to the Indenture upon the terms and conditions set forth therein (the “Amendments”);
     WHEREAS, Reliance has received and delivered or caused to be delivered to the Trustee the consents of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to the Amendments pursuant to the Offer;
     WHEREAS, the Company has been authorized by resolution of its board of directors to enter into this Supplemental Indenture;
     WHEREAS, the Company has requested that the Trustee join in the execution and delivery of this Supplemental Indenture;
     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the articles of incorporation and bylaws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and
     WHEREAS, the Amendments contained herein will become operative (the “Operative Date”) upon Reliance’s acceptance for payment of at least a majority in aggregate principal amount of the outstanding Notes that are validly tendered and not withdrawn pursuant to the Offer.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
Amendments To Indenture
     Section 1.01.
     (a) Sections 4.3 and 4.4 of the Indenture shall be amended by deleting the text in such Sections in their entirety and replacing them with “The Company shall comply with Section 314 of the Trust Indenture Act.”
     (b) Sections 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.20, 4.21 and 4.22 of the Indenture shall be amended by deleting the text of such Sections in their entirety and replacing them with “[Intentionally Omitted],” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.
     (c) Subclauses (ii), (iii) and (iv) of Section 5.1 of the Indenture shall be amended by deleting the text of such subclauses in their entirety and replacing them with “[Intentionally Omitted],” and the paragraph immediately following Section 5.1(iv) shall be amended by deleting such text in its entirety and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.
     (d) Subclauses (3), (4), (5), (6) and (7) of Section 6.1 of the Indenture shall be amended by deleting the text of such subclauses in their entirety and replacing them with “[Intentionally Omitted],” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.
     (e) To the extent that any defined term is used exclusively in the article, sections, subclauses and paragraphs deleted pursuant to subclauses (a) – (d) above, Section 1.1 of the Indenture shall be amended by deleting the definitions for such defined terms.

ARTICLE 2
Amendments to Notes
     Section 2.01. The Notes are deemed to be amended as follows:
     (a) The reference to Section 4.10 in Section 6 “Mandatory Redemption” on the reverse of the form of Note is deleted.
     (b) The reference to “an Asset Sale Offer or” in clause (c) of Section 7 “Repurchase at the Option of Holder” on the reverse of the form of Note is deleted.
     (c) Clauses (3), (4), (5), (6) and (7) of Section 13 “Defaults and Remedies” on the reverse of the form of Note are deleted.
ARTICLE 3
Miscellaneous
     Section 3.01. This Fourth Supplemental Indenture will become effective immediately upon its execution and delivery but the amendments in such Fourth Supplemental Indenture set forth in Article 1 and Article 2 hereof will only become operative on the Operative Date.
     Section 3.02. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     Section 3.03. The recitals herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to, and shall not be responsible in any manner whatsoever for or in respect of, the validity or sufficiency of this Fourth Supplemental Indenture.
     Section 3.04. All agreements of the Issuer in this Fourth Supplemental Indenture and the Notes and any Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors and assigns.
     Section 3.05. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.
     Section 3.06. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.07. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     Section 3.08. Capitalized terms not otherwise defined in this Fourth Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.
[signature pages follow]

     IN WITNESS WHEREOF, this Fourth Supplemental Indenture has been duly executed as of the date first-above written.

PNA GROUP, INC.

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

PRECISION FLAMECUTTING & STEEL, L.P.

By:	Precision GP Holding, LLC, its general partner

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

SUGAR STEEL CORPORATION

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

S&S STEEL WAREHOUSE, INC.

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

SMITH PIPE & STEEL COMPANY

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

INFRA-METALS CO.

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

FERALLOY CORPORATION

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

DELNOR CORPORATION

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

DELTA STEEL, L.P.

By: Delta GP, L.L.C., its general partner

	By:	/s/ Karla Lewis
	Name:	Karla Lewis
	Title:	Vice President and Secretary

By: Delta LP, L.L.C., its limited partner

	By:	/s/ Karla Lewis
	Name:	Karla Lewis
	Title:	Vice President and Secretary

DELTA GP, L.L.C.

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

DELTA LP, L.L.C.

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

METALS SUPPLY COMPANY, LTD.

By: MSC Management, Inc., its general partner

	By:	/s/ Karla Lewis
	Name:	Karla Lewis
	Title:	Vice President and Secretary

By: PNA Group, Inc., its limited partner

	By:	/s/ Karla Lewis
	Name:	Karla Lewis
	Title:	Vice President and Secretary

MSC MANAGEMENT, INC.

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Vice President and Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Timothy Casey
Name:	Timothy Casey
Title:	Assistant Treasurer